Exhibit 5.1

November 26, 2008

Unisys Corporation

Unisys Way

Blue Bell, PA 19424

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Unisys Corporation, a Delaware corporation (the “Company”). I, or other attorneys in the Company’s Office of the General Counsel (the “Unisys Attorneys”), have represented the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Company’s (a) debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities”)(collectively, the “Debt Securities”); (b) shares of common stock, par value $.01 per share (the “Common Stock”); (c) shares of preferred stock, par value $1 per share (the “Preferred Stock”); (d) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”) and (e) contracts for the purchase and sale of shares of Common Stock or other securities (the “Purchase Contracts”). The Debt Securities, the Common Stock, the Preferred Stock, the Warrants, and the Purchase Contracts are hereinafter collectively referred to as the “Securities”. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,100,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”) between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures”.

The Warrants relating to Common Stock or Preferred Stock will be issued under a warrant agreement between the Company and a warrant agent as shall be named therein. The Warrants relating to Senior Debt Securities will be issued under a warrant agreement among the Company, a warrant agent as shall be named therein and the Senior Trustee. The Warrants relating to Subordinated Debt Securities will be issued under a warrant agreement among the Company, a warrant agent as shall be named therein and the Subordinated Trustee. Such warrant agreements are hereinafter referred to collectively as the “Warrant Agreements”. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty”.

The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent as shall be named therein, as Purchase Contract Agent (the “Purchase Contract Agent”).

In connection with this opinion, I or the Unisys Attorneys have examined the Registration Statement and (a) the Indentures, (b) the Company’s Certificate of Incorporation and (c) the Company’s By-laws, which have been filed with the Commission as exhibits to the Registration Statement. In addition, I or the Unisys Attorneys have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as I or they have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I or the Unisys Attorneys have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the original of such latter documents. I have also assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) the Subordinated Indenture is the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto and (4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent.

I have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and (2) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company.

With respect to the opinions set forth below, I have assumed that, when the Securities are issued, sold and delivered by the Company, neither the terms of the Securities at the time of such issuance, sale and delivery nor any change in any law or regulation relating to or affecting the Company at the time of such issuance, sale and delivery will affect the legality, validity or binding nature of the Securities. I have also assumed that the Securities will be issued, sold and delivered in a manner consistent with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and By-laws as in effect at the time of such issuance, sale and delivery. With respect to the opinions set forth in paragraphs 2 and 3 below, I have assumed that the Company will have a sufficient number of shares of Common Stock and Preferred Stock, respectively, authorized for issuance and that the consideration received by the Company upon issuance of the shares of Common Stock and Preferred Stock, respectively, will be at least equal to the par value of such shares.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement (and, in the case of Debt Securities issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company, or a duly constituted and acting committee of such Board, of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefore in accordance with the applicable definitive underwriting agreement approved by the Board (and, in the case of shares of Common Stock issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), the Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company, or a duly constituted and acting committee of such Board, of all necessary corporate action to authorize and approve the issuance of the Preferred Stock and to establish the terms thereof, (b) due filing of a certificate of designations conforming to the Delaware General Corporation Law regarding such Preferred Stock with the Secretary of State of the State of Delaware and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board (and, in the case of shares of Preferred Stock issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), the Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company, a duly constituted and acting committee of such Board or, in the case of Warrants to purchase Debt Securities, duly authorized officers of the Company, to authorize and approve the issuance of the Warrants and to establish the terms thereof, (b) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement and (c) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or a duly constituted and acting committee of such Board to authorize and approve the issuance of the Purchase Contracts and to establish the terms thereof, (b) the taking of all necessary corporate action by the Board to approve the execution and delivery of the related Purchase Contract Agreement and (c) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs 1, 4 and 5 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations issued thereunder.

I am admitted to practice in the Commonwealth of Pennsylvania. This opinion is limited to the laws of that Commonwealth, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America.

Very truly yours,

Nancy Straus Sundheim